                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                     Central and Southern Holding Company
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                     Central and Southern Holding Company
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      CENTRAL AND SOUTHERN HOLDING COMPANY
                                P.O. DRAWER 748
                             150 WEST GREENE STREET
                          MILLEDGEVILLE, GEORGIA 31061

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1995

  The Annual Meeting of Shareholders of Central and Southern Holding Company (the "Company") will be held on Thursday, April 20, 1995, at 3:30 p.m. at the Milledgeville Country Club, Sinclair Dam Road, Milledgeville, Georgia, for the purposes of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

    1. The election of nine directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified; and

    2. Such other matters as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 8, 1995 will be entitled to notice of an to vote at the meeting or any adjournment thereof.

  A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

  Also enclosed is a copy of the Company's 1994 Annual Report to Shareholders.

                                          By Order of the Board of Directors

                                          Robert C. Oliver
                                          President
                                          ---------

March 22, 1995

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                      CENTRAL AND SOUTHERN HOLDING COMPANY
                                P.O. DRAWER 748
                             150 WEST GREENE STREET
                          MILLEDGEVILLE, GEORGIA 31061

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Central and Southern Holding Company (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on April 20, 1995, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on March 22, 1995.

  The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on March 8, 1995. On that date, the Company had issued and outstanding 3,777,017 shares of the Common Stock, each entitled to one vote per share.

  Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons named below under the caption "Information about Nominees for Director."

  THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF THE COMMON STOCK AS OF MARCH 8, 1995 WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE FORM 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO:

                            MR. MICHAEL E. RICKETSON
                      CENTRAL AND SOUTHERN HOLDING COMPANY
                                P.O. DRAWER 748
                          MILLEDGEVILLE, GEORGIA 31061

  IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MARCH 8, 1995, THE REQUEST MUST INCLUDE A REPRESENTATION THAT THE PERSON WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL ALSO BE FURNISHED ON REQUEST AND UPON THE PAYMENT OF THE COMPANY'S EXPENSE IN FURNISHING THE EXHIBITS.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  The following table sets forth as of January 1, 1995, beneficial ownership of the Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Company to be the beneficial owner of more than five percent (5%) of the Company's voting securities, by each director of the Company, and by all directors and executive officers of the Company as a group.

NAME AND ADDRESS                                   NUMBER OF SHARES  PERCENT
OF BENEFICIAL OWNER                               OWNED BENEFICIALLY OF CLASS
- -------------------                               ------------------ --------
Jerry M. McRee...................................      323,025         8.55%(1)
1690 Cardinal Road
Milledgeville, GA 31061
Robert C. Oliver.................................       58,222         1.53%(2)
Albert F. Gandy..................................       69,877         1.85%
George S. Carpenter, Jr..........................       19,982          *   (3)
Donald N. Ellis..................................        1,100          *
John H. Ferguson.................................       88,695         2.35%(4)
Ralph A. Harrington..............................      100,030         2.65%(5)
C. Steve McQuaig.................................       17,372          *
Gay H. Morgan....................................       19,085          *   (6)
Thomas E. Owen, Jr...............................       22,968          *   (7)
All Directors and Executive Officers as a Group
 (10 persons)....................................      429,256        11.24%(8)

- --------
 * Less than one percent (1%).
(1) Does not include 25,325 shares owned by Mr. McRee's wife, as to which shares he disclaims beneficial ownership. Pursuant to an Order of Prohibition From Further Participation (the "Order") issued by the Federal Deposit Insurance Corporation ("FDIC"), dated November 8, 1993, Mr. McRee is prohibited from voting or granting a proxy to vote the shares owned by him (323,025 shares) for directors, until the Order is terminated by the FDIC. The Order does not affect the 25,325 shares owned by Mr. McRee's wife.
(2) Includes 16,282 shares owned through individual retirement accounts, and 1,077 shares held by Mr. Oliver in a custodial account for his children, as to which shares Mr. Oliver exercises voting power. Includes currently exercisable options to purchase 37,500 shares of the Common Stock granted to Mr. Oliver by the Board of Directors.
(3) Includes 5,560 shares owned through an individual retirement account. Does not include 1,687 shares owned by Mr. Carpenter's wife, as to which shares he disclaims beneficial ownership.
(4) Includes 36,825 shares held by Dr. Ferguson as trustee for the Pension Plan and Trust of John H. Ferguson, D.D.S., P.C., and 20,645 shares held by Dr. Ferguson as trustee for the Profit Sharing Plan and Trust of John H. Ferguson, D.D.S., P.C. Does not include 2,872 shares owned by Dr. Ferguson's wife, as to which shares he disclaims beneficial ownership.
(5) Does not include 21,250 shares held by Mr. Harrington's wife, as to which shares he disclaims beneficial ownership.
(6) Includes 7,750 shares held by Mrs. Morgan as custodian for her children.
(7) Includes 4,848 shares owned by Mr. Owen through an individual retirement account, and 6,142 shares which Mr. Owen and his wife own jointly and over which they share voting and investment power.
(8) Does not include 25,809 shares owned by spouses of directors, as to which such directors disclaim beneficial ownership. Includes currently exercisable options to purchase 42,750 shares of Common Stock that have been granted to executive officers.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

  The bylaws of the Company provide that the Board of Directors shall consist of not less than two nor more than twelve directors. The number of directors is currently set at nine by Board resolution. The number of directors may be increased or decreased from the foregoing range from time to time by the Board of Directors by amendment of the bylaws, but no decrease may have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting and until their successors are elected and qualified.

  Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than nine nominees. Management of the Company has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of the Company.

  Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not have an effect on the outcome of a vote for directors.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

  The following information as of January 1, 1995 has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

         NAME (AGE)                      INFORMATION ABOUT NOMINEE
         ----------                      -------------------------
 Robert C. Oliver (46)..... President, CEO and Director of The Central and
                            Southern Bank of Georgia ("Milledgeville"), a
                            wholly-owned subsidiary of the Company, since
                            October 1992 and President, CEO and Director of the
                            Company and Director of The Central and Southern
                            Bank of Greensboro ("Greensboro"), a wholly-owned
                            subsidiary of the Company, since January 1993.
                            Prior to September 1992, Mr. Oliver was Senior Vice
                            President and Regional Executive of Wachovia Bank
                            of Georgia.
 Albert F. Gandy (61)...... Chairman of the Board of the Company since January
                            1993. Mr. Gandy has been a Director of
                            Milledgeville since 1973 and of the Company since
                            1980. From 1984 and until his retirement in
                            September 1993, Mr. Gandy served as General Manager
                            of the Meadows Division of William Barnet & Son,
                            Inc., a manufacturer of carpet yarns, and he is
                            currently a consultant to William Barnet & Son,
                            Inc.
 George S. Carpenter, Jr.   A Director of Milledgeville since 1976 and of the
  (64)..................... Company since 1980, Mr. Carpenter is an attorney.
 Donald N. Ellis (50)...... A Director of Greensboro since 1985, Chairman of the Greensboro Board since 1992 and a Director of
                            the Company since 1993, Mr. Ellis is a plant
                            manager for Universal Rundle Corporation.

         NAME (AGE)                      INFORMATION ABOUT NOMINEE
         ----------                      -------------------------
 John H. Ferguson (51)..... A Director of Milledgeville since 1977 and of the
                            Company since 1980, Dr. Ferguson became Secretary
                            of the Company in 1987 and is an orthodontist.
 Ralph A. Harrington (70).. A Director of Milledgeville since 1960, Chairman of the Board of Milledgeville since January 1993 and
                            Director of the Company since 1980, Mr. Harrington
                            is President of Harrington Milling Company, Inc., a
                            farm supply operation.
 C. Steve McQuaig (45)..... A Director of Milledgeville and the Company since
                            1984, Dr. McQuaig is a physician and President of
                            Milledgeville Ophthalmology Associates, P.C.
 Gay H. Morgan (42)........ A Director of Milledgeville and the Company since
                            1990, Mrs. Morgan is owner of Gay Morgan Interiors.
 Thomas E. Owen, Jr. (64).. A Director of Milledgeville and the Company since
                            1986, Mr. Owen is President and Chief Operating
                            Officer of Protective Laundry and Cleaners, Inc.

  There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries.

                            EXECUTIVE COMPENSATION

  The Company did not pay any remuneration to its executive officers during the year ended December 31, 1994, other than directors' fees to the executive officer who served on the Board of Directors of the Company. The following table sets forth the annual and other compensation paid by the Company, Milledgeville and Greensboro to Robert C. Oliver, President and Chief Executive Officer of the Company, the only executive officer of the Company who was paid $100,000 or more during 1994.

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                             ANNUAL COMPENSATION             COMPENSATION
                         -------------------------------    ---------------
                                                                AWARDS
                                                            ---------------
                                                              SECURITIES
                                                              UNDERLYING
   NAME AND PRINCIPAL                                        OPTIONS/SARS    ALL OTHER
 POSITIONS DURING 1994   YEAR SALARY(1)     BONUS  OTHER    (NO. OF SHARES) COMPENSATION
 ---------------------   ---- ---------    ------- -----    --------------- ------------
Robert C. Oliver........ 1994 $135,100     $30,000 $-- (2)          --         $2,700(4)
 President, Chief        1993  130,000      25,000  554(3)      $50,000           --
 Executive Officer and
 Director of the         1992   24,000(5)      --   --              --            400
 Company; President,
 Chief Executive Officer
 and Director of
 Milledgeville; Director
 of Greensboro

- --------
(1) Includes amounts received as directors' fees for Milledgeville, Greensboro and the Company. Directors' fees for the Company were suspended in 1993 and reinstated in May of 1994.
(2) Perquisites do not meet the Securities and Exchange Commission threshold for disclosure.
(3) The "other annual compensation" for Mr. Oliver includes taxes paid by the Company on Mr. Oliver's behalf with respect to reimbursed moving expenses, but excludes perquisites which do not meet the Securities and Exchange Commission threshold for disclosure.
(4) All other compensation for Mr. Oliver is equal to the amount paid by the Company to match Mr. Oliver's contributions to the Company's profit-sharing plan.
(5) For the period from October 21, 1992 through December 31, 1992.

  In May 1994, the Company's Board of Directors reinstated payment of directors' fees by the Company following suspension of the fees in February 1993 until the Company's financial condition improved. Members of the Board currently receive $500 each month for their services as directors.

  The Company has never granted restricted stock, stock appreciation rights or similar awards to any of its present or past executive officers, except the grant of stock options under the Central and Southern Holding Company Key Individual Stock Option Plan (the "Plan").

  Option Grants. Mr. Oliver was not granted options during the 1994 fiscal
  -------------
year. No stock appreciation rights were granted during 1994, and none of the Company's compensation plans currently provides for the grant of stock appreciation rights.

  Option Fiscal Year-End Values. Shown below is information with respect to
  -----------------------------
unexercised options to purchase the Company's Common Stock granted under the Plan to Mr. Oliver and held by him at December 31, 1994.

                         FISCAL YEAR-END OPTION VALUES

                   NO. OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                     UNEXERCISED OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                     HELD AT DECEMBER 31, 1994           AT DECEMBER 31, 1994(1)
                   ---------------------------------    -------------------------
       NAME         EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
       ----        --------------    ---------------    ----------- -------------
Robert C. Oliver..           37,500             12,500    $75,000      $25,000

- --------
(1) Based on the closing sale price of $6.25 of the Common Stock on The Nasdaq National Market at December 22, 1994 (the last day during 1994 on which any shares of the Common Stock were traded) less the aggregate exercise price of the option.

  Pension Plan. Effective April 15, 1994, the Company's defined benefit pension
  ------------
plan (the "Pension Plan") was amended to freeze future benefit accruals. As a result, after such date, an employee's benefit accruals under the Pension Plan will not increase.

  The following table shows the estimated annual pension benefit payable to participating employees, including officers, under the Company's defined benefit pension plan (the "Pension Plan"), in the earnings and years of service categories indicated. Such annual pension benefits are calculated based on a straight life annuity basis commencing at age 65 and reflect an offset for social security benefits. The benefits shown are subject to statutory limitations that may require an employee's benefit to be reduced.

            CENTRAL AND SOUTHERN HOLDING COMPANY PENSION PLAN TABLE
                              BENEFIT ILLUSTRATION

                                      YEARS OF SERVICE
                   --------------------------------------------------------------
 FINAL AVERAGE                                                         35 OR MORE
ANNUAL EARNINGS    15 YEARS     20 YEARS     25 YEARS     30 YEARS       YEARS
- ---------------    --------     --------     --------     --------     ----------
   $ 25,000        $ 4,365      $ 5,820      $ 7,275      $ 8,730       $10,185
   $ 50,000         11,090       14,786       18,483       22,179        25,876
   $ 75,000         17,892       23,856       29,820       35,784        41,748
   $100,000         24,695       33,926       41,158       49,389        57,621
   $125,000         31,497       41,996       52,495       62,994        73,493
   $150,000         38,300       51,066       63,833       76,599        89,366
   $175,000         38,300       51,066       63,833       76,599        89,366
   $200,000         38,300       51,066       63,833       76,599        89,366
   $225,000         38,300       51,066       63,833       76,599        89,366
   $250,000         38,300       51,066       63,833       76,599        89,366
   $275,000         38,300       51,066       63,833       76,599        89,366
   $300,000         38,300       51,066       63,833       76,599        89,366
   $325,000         38,300       51,066       63,833       76,599        89,366

  Annual pension benefits are based upon the employee's years of service and final average annual earnings, with an offset for Social Security benefits, all determined as of April 15, 1994, and an assumed retirement date of January 1, 1995. "Annual earnings" include regular basic compensation paid to an employee for services during a calendar year (including all pre-tax employee contributions made to the Company's profit-sharing plan), but exclude bonuses, overtime, commissions or any other remuneration of any kind. "Final average annual earnings" means the average annual earnings of the employee during the 60 completed calendar months (or completed calendar months of employment, if less than 60) immediately preceding the earliest of the employee's retirement, termination of employment or death, whichever is applicable. Prior to 1993, Mr. Oliver did not participate in the Pension Plan; therefore, he has less than two years of credited service for purposes of determining benefits payable under the Pension Plan.

  Termination of Employment and Change in Control Arrangement. On August 31,
- -------------------------------------------------------------
1993, the Company and Mr. Oliver entered into an Agreement (the "Agreement") which provides that Mr. Oliver shall be paid a lump sum cash payment equal to his previous year's salary, subject to certain limitations, in the event of his voluntary or involuntary termination, as defined in the Agreement, following or immediately preceding a change in control of the Company, as defined in the Agreement. The Agreement provides for a rolling term, such that each day the term renews for a two-year period unless and until the Company provides notice that the term of the Agreement shall cease to renew. At such time, the term of the Agreement shall become two years from the date of such notice.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors of the Company set the compensation of Mr. Oliver for the 1994 fiscal year. The compensation for Mr. Oliver and the Company's other executive officer for the 1994 fiscal year was set by Mr. Oliver and reviewed by the compensation committee and the entire Board. Mr. Oliver did not participate in any decisions regarding his own compensation as an executive officer.

  George S. Carpenter, Jr., a director of the Company, is an attorney in Milledgeville, Georgia who, from time to time handles various legal matters for Milledgeville.

                     JOINT REPORT ON EXECUTIVE COMPENSATION

GENERAL

  The objective of the Company's compensation program is to support the attainment of increased shareholder value, by seeking to ensure that the total compensation package for executive officers of the Company, Milledgeville and Greensboro, including the president and chief executive officer, is linked to business and strategic goals and is consistent with other financial institutions in the region that are similar in size and performance. The Company's executive compensation programs are designed to attract, motivate and retain qualified executives whose performance is critical to the long-term success of the Company. To this end, the Company provides a compensation program for executive and key officers consisting of three elements: a base salary, a discretionary annual bonus program, and grants of stock options.

SALARIES

  In 1994, all Board members reviewed the salaries of executive officers, including Mr. Oliver's salary. Mr. Oliver did not participate in any deliberations regarding his own salary. Mr. Oliver's salary has been increased to $127,500 for 1995. The salary of other executive officer of the Company is set by Mr. Oliver, and reviewed by the compensation committee and the entire Board.

  Factors considered by the Board and Mr. Oliver in setting salaries include the experience of the executive officer, Mr. Oliver's subjective assessment of the level of responsibility and challenge of the position and the performance of the officer, as well as the compensation offered to individuals in similar positions at other southeastern bank holding companies with assets of $200 million to $500 million. The Company engages outside consultants in determining comparative compensation information on other financial institutions. Although the evaluation of the factors upon which a salary increase is based is largely subjective, salaries are set according to a wage and salary administration program prepared by outside consultants. Salaries paid by the Company are generally less than the median salaries paid to individuals in similar positions by southeastern bank holding companies with assets $200 million to $500 million.

INCENTIVE COMPENSATION

  During 1994, the compensation committee met three times to discuss the adoption of a formal incentive plan for executive and key officers. On November 17, 1994, the full Board adopted an incentive plan that is based on the Company's attainment of growth in total assets and earnings objectives, which are measured according to pre-tax return on assets. Under the incentive plan, officers can receive a cash bonus of from 10% to 20% of their base salary if the Company achieves certain financial objectives. A matrix of growth and earnings is used to determine the percentage of an executive's salary that the Company will pay as a bonus under the incentive plan.

  Cash bonuses were awarded at the end of 1994. The Company paid cash bonuses totalling $128,350 to fifteen officers, including Mr. Oliver. The Board anticipates the discretionary payment of bonuses for 1995 only if financial objectives outlined under the incentive plan are met.

STOCK OPTION GRANTS UNDER THE PLAN

  In 1992, the Company undertook an informal survey of the long-term incentive practices of southeastern bank holding companies. Based on the results of that informal survey and because the Board believed that executive officers should hold equity stakes in the Company, the Board determined that the award of stock options to key officers based on salary levels was the best mechanism for long-term incentive compensation. Accordingly, the Board elected to make key officers of the Company, Milledgeville and Greensboro, including Senior Vice Presidents and above, eligible for awards of stock options granted at the Board's discretion. Options to acquire 23,500 shares of Common Stock were awarded by the Board to officers during fiscal 1994.

                         COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

                            George S. Carpenter, Jr.
                                C. Steve McQuaig
                                 Gay H. Morgan

            CENTRAL AND SOUTHERN HOLDING COMPANY BOARD OF DIRECTORS

        George S. Carpenter, Jr.                    C. Steve McQuaig
            Donald N. Ellis                          Gay H. Morgan
            John H. Ferguson                        Robert C. Oliver
            Albert F. Gandy                       Thomas E. Owen, Jr.
          Ralph A. Harrington

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on The Nasdaq Stock Market (U.S. Companies) Index and The Nasdaq Bank Stocks Index for the period commencing on December 31, 1989 and ending on December 31, 1994.

                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                AMONG CENTRAL & SOUTHERN HOLDING COMPANY STOCK,
         NASDAQ STOCK MARKET (U.S.) INDEX AND NASDAQ BANK STOCK INDEX
Measurement period        Central &          Nasdaq Stock      Nasdaq Bank Stock
(Fiscal year Covered)     Southern         Market (US) Index        Index
- ---------------------     ---------        -----------------   -----------------
Measurement PT -
12/31/89                   $100               $100                $100

FYE 12/31/90               $74.184            $ 84.918            $ 73.232
FYE 12/31/91               $79.604            $136.277            $120.168
FYE 12/31/92               $65.452            $158.579            $174.869
FYE 12/31/93               $71.227            $180.933            $199.334
FYE 12/31/94               $98.615            $176.916            $198.692


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Milledgeville and Greensboro have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held thirteen meetings during 1994. All of the directors attended at least seventy-five percent (75%) of the meetings of the Board and committees of the Board on which they sat during their tenure as directors.

  The Board of Directors does not have a standing nominating committee. It has an examining and audit committee, which during 1994 was composed of Dr. Ferguson and Messrs. Owen, Ellis and Gandy. The examining and audit committee held five meetings during 1994. The examining and audit committee reviews financial controls and the methods of preparation of the Company's financial statements, evaluates audit performance and reports on such matters to the Board. The membership of the examining and audit committee has not changed for the current fiscal year.

  The compensation committee administers the Plan. The compensation committee, which during 1994 was composed of Mr. Carpenter, Dr. McQuaig and Mrs. Morgan, held three meetings during 1994. The compensation committee is currently composed of the same members as during the 1994 fiscal year.

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

  Evans, Porter, Bryan & Company ("Evans, Porter") was the principal independent public accountant for the Company during the year ended December 31, 1994. Representatives of Evans, Porter are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  Evans, Porter was chosen by the Board of Directors to replace the firm of KPMG Peat Marwick LLP ("KPMG") as auditors of the Company on April 5, 1994 upon the recommendation of the examining and audit committee. KPMG's report on the Company's consolidated financial statements for the years ended December 31, 1992 and 1993 contained a description of cease and desist orders (the "Orders") under which Milledgeville and Greensboro operated in late 1992 and throughout 1993 and indicated that the financial impact, if any, of regulatory sanctions that might result from the failure of Milledgeville and Greensboro to meet capital or other requirements of the Orders was uncertain. The 1992 and 1993 financial statements did not include any adjustment that might result from the uncertainties.

  During the two years ended December 31, 1993, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report.

  The Company has selected Evans, Porter to continue as the accountant for the Company for the current year.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Company's 1996 Annual Meeting must be received by November 30, 1995, in order to be eligible for inclusion in the Company's Proxy Statement and Proxies for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

                                          By Order of the Board of Directors,

                                          Robert C. Oliver
                                          President
                                          ---------

Dated: March 22, 1995

LOGO

                                  COMMON STOCK
                    OF CENTRAL AND SOUTHERN HOLDING COMPANY

                    THIS PROXY IS SOLICITED BY THE BOARD OF
             DIRECTORS FOR THE 1995 ANNUAL MEETING OF SHAREHOLDERS.

  The undersigned hereby appoints Robert C. Oliver and Michael E. Ricketson, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of CENTRAL AND SOUTHERN HOLDING COMPANY to be held on April 20, 1995, and any adjournment thereof.

1. [_] FOR all nominees for director listed below (except as marked to the contrary);

 Robert C. Oliver; Albert F. Gandy; George S. Carpenter, Jr.; Donald N. Ellis; John H. Ferguson; Ralph A. Harrington; C. Steve McQuaig; Gay H. Morgan; Thomas E. Owen, Jr.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
 ------------------------------------------------------------------------------
 [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

LOGO

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                         --------------------------------------
                                           PLEASE SIGN THIS PROXY EXACTLY AS
                                               NAME APPEARS ON THE PROXY.

                                         NOTE: WHEN SIGNING AS AN ATTORNEY,
                                               TRUSTEE, ADMINISTRATOR OR
                                               GUARDIAN, PLEASE GIVE YOUR TI-
                                               TLE AS SUCH. IN THE CASE OF
                                               JOINT TENANTS, EACH JOINT OWNER
                                               MUST SIGN.

                                         Date: ________________________________